Exhibit 99.8

STONE TAN CHINA ACQUISITION CORP.

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

STONE TAN CHINA ACQUISITION CORP.

The undersigned appoints Richard Tan and Roger Stone as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Stone Tan China Acquisition Corp. (“Stone Tan”) held of record by the undersigned on                     , 2009, at the special meeting of stockholders to be held on                     , 2009, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED HEREIN.  OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS LISTED HEREIN.

(Continued and to be signed on reverse side)

PRELIMINARY PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2(a), 2(b), 2(c), 3(a), 3(b), 3(c), 4 and 5. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

1.	To approve an amendment to our certificate of incorporation to modify the definition of business combination to allow us to complete the acquisition contemplated by Proposal 2.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	(a) To acquire an 85% interest in Chongqing Stone Tan Credit Guarantee Company, or CGC, provided there is at least $85 million available in the trust account at the time of the initial closing.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(b)

To acquire both an 85% interest in CGC and a 95% interest in Chongqing Stone Tan Financial Leasing Co., Ltd., or FLC, provided there is at least $145 million available in the trust account at the time of the initial closing.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

(c)

To acquire each of an 85% interest in CGC, a 95% interest in FLC and a 100% interest in Chongqing Stone Tan Small Business Loans Co., Ltd., or SLC, provided there is at least $205 million available in the trust account at the time of the initial closing.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

Neither of Proposals 2(a), 2(b) or 2(c) will be presented to stockholders unless Proposal 1 has been approved.

If you voted “AGAINST” each of Proposals 2(a), 2(b) and 2(c) and you hold shares of common stock issued in our initial public offering, you may exercise your redemption rights and demand that we redeem your shares of common stock for a pro rata portion of the trust account by marking the “Exercise Redemption Rights” box below. If you exercise your redemption rights, then you will be exchanging your shares of common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the acquisition is completed and you affirmatively vote against each of Proposals 2(a), 2(b) and 2(c), demand that we redeem your shares into cash and hold your shares through the date of the meeting. Failure to (i) vote against each of Proposals 2(a), 2(b) and 2(c), (ii) check the following box, (iii) hold your shares through the date of the meeting, and (iv) submit this proxy in a timely manner will result in the loss of your redemption rights.

	I HEREBY EXERCISE MY REDEMPTION RIGHTS	☐

3.	(a)	To revise Article THIRD of our certificate of incorporation to remove restrictions on our general business purpose and our ability to amend Article THIRD.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	(b)	To remove article FIFTH of our certificate of incorporation, which provides for limited corporate existence.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(c)

To remove certain procedural and approval requirements contained in the preamble and sections A through E of Article SIXTH of our certificate of incorporation applicable to special purpose acquisition companies prior to the consummation of an initial business combination.

			FOR ☐	AGAINST ☐	ABSTAIN ☐

Neither of Proposals 3(a), 3(b) or 3(c) will be presented to stockholders unless Proposals 1, 2(a), 2(b), 2(c) have each been approved.

4.	To approve the Stone Tan 2009 Incentive Plan. This proposal will not be presented to stockholders unless Proposals 1, 2(a), 2(b), 2(c), 3(a), 3(b) and 3(c) have each been approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.

To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies. This proposal will only be presented to stockholders if any of Proposals 1, 2(a), 2(b), 2(c), 3(a), 3(b), 3(c) or 4 have not been approved.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer, giving full title as such. If stockholder is a partnership, please sign in partnership name by authorized person.

STONE TAN CHINA ACQUISITION CORP.

SPECIAL MEETING OF WARRANT HOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

STONE TAN CHINA ACQUISITION CORP.

The undersigned appoints Richard Tan and Roger Stone as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all warrants of Stone Tan China Acquisition Corp. (“Stone Tan”) held of record by the undersigned on                     , 2009, at the special meeting of warrant holders to be held on                     , 2009, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED HEREIN. OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS LISTED HEREIN.

(Continued and to be signed on reverse side)

PRELIMINARY PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1 AND 2. OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

1. To approve amendments to the Warrant Agreement, dated as of October 15, 2007, between us and Continental Stock Transfer & Trust Company which governs the terms of our outstanding warrants to (i) clarify that the warrants will become exercisable on the initial closing of the transaction; (ii) increase the exercise price of the warrants from $5.50 per share to $9.40 per share; (iii) increase the warrant redemption price from $11.50 to $15.40; and (iv) extend the expiration date from October 15, 2011 to October 15, 2013. This proposal will not be presented to warrant holders unless Proposals 1, 2(a), 2(b), 2(c), 3(a), 3(b), 3(c) and 4 that are being presented at the special meeting of our stockholders have each been approved by such stockholders.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies. This proposal will only be presented to stockholders if Proposal 1 has not been approved.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If warrants are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If the warrant holder is a corporation, sign in full name by an authorized officer, giving full title as such. If warrant holder is a partnership, please sign in partnership name by authorized person.